Exhibit 1.01

Conflict Minerals Report
For the Year Ended December 31, 2014

We have made statements in this conflict minerals report that may constitute forward-looking statements about our plans to take additional actions or to implement additional policies or procedures with respect to our due diligence efforts to determine the origin of conflict minerals contained in our products. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report.

Introduction
Pursuant to Rule 13p-1 of the Securities Exchange Act of 1934, as amended (the “Rule”), Sierra Wireless, Inc. (“Sierra Wireless,” the “Company,” “we,” “us” and “our”) was required to conduct a reasonable country of origin inquiry (“RCOI”) on its supply chain to determine whether the “conflict minerals” contained in and necessary to the functionality or production of our products originated from the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”). As used in this report, the term “conflict minerals” includes gold, cassiterite, columbite-tantalite, wolframite and their derivatives tin, tantalum and tungsten (along with gold, “3TG”).
A copy of this Conflict Minerals Report is publicly available on our website at www.sierrawireless.com/ AboutUs/investorinformation/boardofdirectorsgovernance.
Business Overview
Sierra Wireless Inc., founded in 1993, is headquartered in Richmond, British Columbia, Canada and services a global market for its products. The Company is building the Internet of Things (“IoT”) with intelligent wireless solutions that empower organizations to innovate in the connected world. We offer the industry’s most comprehensive portfolio of second generation (“2G”), third generation (“3G”) and fourth generation (“4G”) embedded wireless modules and gateways, seamlessly integrated with our secure cloud and connectivity services. Original equipment manufacturers (“OEM”) and enterprises worldwide trust our innovative solutions to get their connected products and services to market faster. Our devices operate on more than 80 networks globally, and the Company has shipped more than 100 million machine-to-machine “M2M” devices worldwide.
We operate the Company under two reportable segments: OEM Solutions and Enterprise Solutions.
Our OEM Solutions segment includes cellular embedded modules, software and tools for OEM customers to integrate wireless cellular connectivity into products and solutions across a broad range of industries, including automotive, transportation, enterprise networking, energy, sales and payment, mobile computing, security, industrial monitoring, field services, and healthcare. Within our OEM Solutions segment, the AirPrime® Embedded Wireless Modules product portfolio spans 2G, 3G, and 4G cellular technologies and includes remote device management capability, as well as support for on-board embedded applications using the OpenAT® application framework and our new open source, Linux-based application framework, Legato.
Our Enterprise Solutions segment includes intelligent gateways, connectivity services and cloud services for enterprise customers. This integrated solution enables enterprise customers to accelerate the deployment of their IoT applications. Within our Enterprise Solutions segment, the AirLink® product portfolio includes 2G, 3G and 4G LTE gateways. AirLink devices are intelligent wireless gateways that provide plug-and-play mission-critical connectivity. The gateways are designed for use where reliability and security are essential, and are used in transportation, public safety, field services, energy, industrial, and enterprise networking applications worldwide. AirLink gateways can be easily configured for specific customer applications and also support on-board embedded applications using our ALEOS application framework.
Supply Chain Overview and RCOI
While we perform certain supply chain related functions in-house, we outsource our manufacturing, including procurement of certain parts, kitting, logistics, assembly and repair. We use several contract manufacturers and logistics partners to provide an end-to-end supply chain solution that covers procurement, manufacturing, repair and logistic services. We also use manufacturing partners to support regional manufacturing requirements and select products, including more complex, lower volume devices. By using the fully integrated supply chain services provided by these manufacturing partners, we expect to optimize product costs, improve alignment with our international customer base and achieve increased operating efficiencies and scalability. Many of our supplier relationships are entered into through our manufacturing partners and therefore, as part of our RCOI procedures, we were able to leverage our manufacturing partners to contact our suppliers in order to obtain conflict minerals data.
After conducting an internal assessment of our hardware products and the components within our products, we determined that the majority of our embedded wireless modules, intelligent gateways and modems contain 3TG. We therefore considered those products as part of our conflict minerals assessment. Although many of our hardware

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products contain 3TG, we are many steps removed in the supply chain from the mining and processing of the 3TG. We purchase the materials used in our products from a large network of suppliers and thus rely on our suppliers to assist us with our RCOI and due diligence efforts.
Based on the results of our RCOI, we had reason to believe that certain of the 3TG contained in our products may have originated in the Covered Countries and may not have come from recycled or scrap sources. We therefore exercised due diligence to determine the source and chain of custody of those conflict minerals.

Statement of Purpose
Sierra Wireless has determined that we are subject to the Rule adopted pursuant to Section 1502 of the Dodd Frank Wall Street Reform and Consumer Protection Act and relating to so-called “conflict minerals.” We are subject to the Rule due to the fact that certain products we manufacture contain 3TG. As a result of this determination, we have adopted a Conflict Minerals Policy (available on our website at www.sierrawireless.com/aboutus/investorinformation/boardofdirectorsgovernance/) and implemented a due diligence program in conformance with the internationally recognized Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains from Conflict-Affected and High-Risk Areas (the “OECD Guidance”).
The OECD Guidance outlines a five step process for implementing effective due diligence:

Step 1:	Establish strong company management systems

Step 2:	Identify and assess risk in the supply chain

Step 3:	Design and implement a strategy to respond to identified risks

Step 4:	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

Step 5:	Report on supply chain due diligence
This report provides information on the due diligence measures undertaken to conform to the OECD Guidance for our products and suppliers for 2014.

Determination of Scope

Sierra Wireless does not own manufacturing facilities for its products and as a result contracts external manufacturers to produce products. In order to determine which products fall within scope for our RCOI and due diligence, the Company conducted a review of its products manufactured during 2014.
In July 2014, our Global Supply Chain Group requested that our contract manufacturers provide an updated list of the suppliers of products or components that contain 3TG that end up in our products. Upon receipt of this list, our Conflict Minerals Working Group (the "Working Group") engaged in the following activities to determine the appropriate scope of our due diligence efforts:

1.	Excluded products from recently-acquired companies not yet covered by the Rule.

2.	Analyzed our Bill of Materials (“BOM”) data to extract the list of known suppliers that are engaged in the manufacturing of products containing 3TG.

3.
Where contract manufacturers were requested to provide a list of suppliers, we compared the list of suppliers submitted by our contract manufacturers against our BOM data to ensure consistent and comprehensive information.

4.	Reviewed the remaining list of suppliers to eliminate products not covered by the Rule (e.g., no 3TG contained in product).

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OECD Step 1: Establish Strong Company Management Systems
The Sierra Wireless conflict minerals compliance program is managed by the Working Group, a cross-functional team whose members represent the Company's Operations, Purchasing, Quality Management and Finance functions. The Working Group is assisted in its efforts by third party consultants. The working group is led by a Project Manager who coordinates conflict minerals program activities and provides regular reporting to senior management and the program’s Steering Committee.

The Sierra Wireless conflict minerals compliance program does not operate as a standalone program but rather is embedded as much as possible in the Company’s existing policies, processes and procedures to ensure effective management, oversight and implementation. Relevant aspects of conflict minerals compliance are integrated into the Company’s processes and procedures, which are based on and/or reflected in the following:

•	Sierra Wireless Conflict Minerals Policy

•	Master Quality Agreement (2015)
The Master Quality Agreement stipulates the quality standards we expect of our suppliers in the provision of goods to be incorporated into Company products.

•	Global Supply Agreement (2015)
The Global Supply Agreement is a standard form contract that governs the relationship between the Company and its suppliers.

•	Sierra Wireless Conflict Minerals Due Diligence Implementation Handbook

•	Sierra Wireless Corporate Website, www.sierrawireless.com
As outlined in the OECD Guidance, the internationally recognized standard on which our system is based, Sierra Wireless supports the Conflict Free Sourcing Initiative (“CFSI”), an industry initiative that audits smelters’ and refiners’ due diligence activities. As part of our due diligence, we rely on data obtained through our membership in the CFSI.

OECD Step 2: Identify and Assess Risk in the Supply Chain
We have designed our conflict minerals compliance program around the data provided in the CFSI Conflict Minerals Reporting Template (CMRT), a globally recognized, industry wide, 3TG reporting standard for purposes of complying with the Rule. All of our suppliers are requested to submit the most recently available version of the CMRT by October of each year. Given our position in the 3TG supply chain, we rely on our suppliers to identify smelters and refineries through the CMRT. In order to gather the smelter information, we engage either directly or indirectly through our contract manufacturers with suppliers. In addition, further in-depth validation of the information provided was conducted using a third party consultant (RCS Global) and a software tool (Green Status Pro).
Our risk analysis is based on two main factors: supplier responsiveness and the existence of identified risks (or so-called “red flags”). Suppliers identified with red flags have at least one of the following deficiencies: no conflict minerals policy; do not require that their suppliers be conflict free; have received less than 75% of conflict minerals data or information for each metal from their 3TG suppliers; and have not reported all smelter information in the CMRT.
In 2014 we surveyed 211 of our suppliers and received 206 responses. Of those responses, 34 triggered one or more red flags. At our request, our contract manufacturers followed up with 12 suppliers to obtain revised/updated CMRTs, thereby resolving the issues. For the remaining suppliers, we determined that the red flags most likely resulted from a misunderstanding of the CMRT. These suppliers will receive a communication from the Company in 2015 in advance of the request to submit a new CMRT, highlighting the expected areas of improvement for their CMRT.

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OECD Step 3: Design and Implement a Strategy to Respond to Identified Risks
Due to our position in the supply chain, our due diligence relies upon information provided by suppliers, as well as data from industry wide initiatives. As such, the Company’s risk management strategy includes the following:

•	Ongoing membership, support and promotion of the CFSI as an industry-wide initiative to ensure 3TG smelters worldwide only source conflict free material.

◦	Sierra Wireless joined CFSI in May 2014.

•	Promotion of the use of CFSI compliant smelters with our supplier group through our policy and purchasing requirements.

•	Development of the Working Group, policies and procedures governing conflict minerals compliance.

◦	Sierra Wireless conducted two workshops to educate the Working Group about identifying and responding to red flags.

•	As described above, responding to red flags identified during the annual review of supplier CMRTs and conducting further due diligence through supplier inquiries or audits as required.

Supplier focused risk mitigation actions
In January 2015, our Working Group reviewed suppliers with respect to which one or more red flag criteria were identified. For each supplier, the Working Group proposed risk mitigation measures intended to assist suppliers in their compliance with the company’s conflict free sourcing requirements. Initial outreach was conducted via email to select suppliers to clarify responses on the CMRT and/or to obtain updated CMRTs with higher response rates.

OECD Step 4: Carry out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
We intend to perform audits of selected suppliers to confirm that those suppliers conducted the due diligence, supply chain mapping and reporting of smelters and refineries as described in their CMRTs. The Working Group intends to use the findings from such audits to address any discrepancies between reported and actual activities and further reduce identified risks.

We do not have a direct relationship with 3TG smelters, nor do we perform direct audits of these entities that provide 3TG to our suppliers. However, we do rely upon industry efforts, including those of the CFSI, the London Bullion Market Association (“LBMA”) and the Responsible Jewelry Council (“RJC”) to influence smelters to become audited and certified through CFSI’s Conflict Free Smelter Program. We also continue to support these efforts through our membership in CFSI.
Pursuant to the Rule, this report is not subject to an independent private sector audit for 2014.

OECD Step 5: Report on Supply Chain Due Diligence
Results of Due Diligence
Based on the Working Group’s analysis of the information provided by our suppliers, we identified 250 smelters that may have been used to process the 3TG in our products. Those smelters are listed in Annex 1 hereto.
Based on information provided by the CFSI, we identified the country of origin of the 3TG for 119 smelters. We have been unable to identify the country of origin of the 3TG for 131 of the smelters. Of the identified smelters, 20 were determined to source from the Covered Countries and all of them were certified by the CFSI as compliant with its Conflict Free Smelter Program. A total of 155 smelters were certified by the CFSI as compliant, including 52 gold smelters audited by the LBMA or RJC.

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The information received from our due diligence efforts from suppliers or other sources is not sufficient to determine the origin of all 3TG in our products and, as a result, we have been unable to determine whether the 3TG in our supply chain directly or indirectly finance or benefit armed groups in the Covered Countries.

Improvement Measures
For reporting year 2015, Sierra Wireless intends to continue improving our due diligence program and risk mitigation efforts through the following:

•	Enhance the level of engagement with the Company’s strategic suppliers

•	Implement third party audits of suppliers, with a focus on suppliers identified with red flags

•	Undergo an IPSA of our due diligence program in line with the SEC requirements

•	Improve and update process documentation to include specific references to conflict minerals considerations

•	Refine supplier selection criteria related to conflict minerals considerations

•	Improve communication and understanding of conflict free sourcing criteria within the Company

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Annex 1: Sierra Wireless Smelter List (CMRT)

Metal	Smelter Name	Smelter Country	CFSI Smelter ID
Gold	Advanced Chemical Company	UNITED STATES	CID000015
Gold	Aida Chemical Industries Co. Ltd.	JAPAN	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	CID000058
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077
Gold	Asahi Pretec Corporation	JAPAN	CID000082
Gold	Asaka Riken Co Ltd	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Bauer Walser AG	GERMANY	CID000141
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux SA	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	China National Gold Group Corporation	CHINA	CID000242
Gold	Chugai Mining	JAPAN	CID000264
Gold	Colt Refining	UNITED STATES	CID000288
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	CID000359
Gold	Doduco	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA	CID000522
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong	HONG KONG	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000767
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Company Limited	CHINA	CID000855
Gold	Johnson Matthey Inc	UNITED STATES	CID000920
Gold	Johnson Matthey Ltd	CANADA	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937

Gold	Kazzinc Ltd	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	Kojima Chemicals Co., Ltd	JAPAN	CID000981
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF	CID000988
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Company Limited	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA	CID001058
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA	CID001093
Gold	Materion	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	CID001149
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies SA	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	Met-Mex Peñoles, S.A.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co. LTD	JAPAN	CID001259
Gold	Ohio Precious Metals, LLC	UNITED STATES	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328
Gold	PAMP SA	SWITZERLAND	CID001352
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox SA	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA	CID001512
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Schone Edelmetaal	NETHERLANDS	CID001573
Gold	SEMPSA Joyería Platería SA	SPAIN	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	CID001622
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	CID001909
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd	JAPAN	CID001938
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA	CID001947
Gold	Torecom	KOREA, REPUBLIC OF	CID001955

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Gold	Umicore Brasil Ltda	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Valcambi SA	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	CID002100
Gold	Yokohama Metal Co Ltd	JAPAN	CID002129
Gold	Yunnan Copper Industry Co Ltd	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Co. Ltd	CHINA	CID002243
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	CID002501
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Hi-Temp	UNITED STATES	CID000731
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	King-Tan Tantalum Industry Ltd	CHINA	CID000973
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA	CID001163
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	QuantumClean	UNITED STATES	CID001508
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA	CID001522
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA	CID001634
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Telex	UNITED STATES	CID001891
Tantalum	Ulba	KAZAKHSTAN	CID001969
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA	CID002307

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Tantalum	Zhuzhou Cement Carbide	CHINA	CID002232
Tin	Alpha	UNITED STATES	CID000292
Tin	China Rare Metal Materials Company	CHINA	CID000244
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	CID000278
Tin	Cooper Santa	BRAZIL	CID000295
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV JusTindo	INDONESIA	CID000307
Tin	CV Makmur Jaya	INDONESIA	CID000308
Tin	CV Nurjanah	INDONESIA	CID000309
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV United Smelting	INDONESIA	CID000315
Tin	Dowa	JAPAN	CID000402
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	CID000538
Tin	Gejiu Zi-Li	CHINA	CID000555
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA	CID000760
Tin	Jiangxi Nanshan	CHINA	CID000864
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Linwu Xianggui Smelter Co	CHINA	CID001063
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S/A	BRAZIL	CID002500
Tin	Metallo Chimique	BELGIUM	CID001143
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	OMSA	BOLIVIA	CID001337
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Putra Karya	INDONESIA	CID001412
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT HANJAYA PERKASA METALS	INDONESIA	CID002287
Tin	PT HP Metals Indonesia	INDONESIA	CID001445
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Karimun Mining	INDONESIA	CID001448

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Tin	PT Koba Tin	INDONESIA	CID001449
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT REFINED BANGKA TIN	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Seirama Tin investment	INDONESIA	CID001466
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Supra Sukses Trinusa	INDONESIA	CID001476
Tin	PT Tambang Timah	INDONESIA	CID001477
Tin	PT Timah (Persero), Tbk	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	PT Yinchendo Mining Industry	INDONESIA	CID001494
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais, Ltda.	BRAZIL	CID001758
Tin	Thaisarco	THAILAND	CID001898
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company, Ltd.	CHINA	CID002180
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck GmbH	GERMANY	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA	CID002493
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	CID002543
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIETNAM	CID002011

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Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	CID002047
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

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